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As filed with the Securities and Exchange Commission on December 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBITZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2237052 (I.R.S. Employer Identification No.)
200 S. Wacker Drive, Suite 1900 Chicago, Illinois 60606 (312) 894-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jeffrey G. Katz
Chairman, President and Chief Executive Officer
Orbitz, Inc.
200 S. Wacker Drive, Suite 1900
Chicago, Illinois 60606
(479) 201-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission Is Requested to Send Copies of All Communications to:

Mark D. Gerstein, Esq. Christopher D. Lueking, Esq. Latham & Watkins LLP 233 S. Wacker Drive, Suite 5800 Chicago, Illinois 60606 (312) 876-7700	Gary R. Doernhoefer, Esq. Richard D. Buchband, Esq. Orbitz, Inc. 200 S. Wacker Drive, Suite 1900 Chicago, Illinois 60606 (312) 894-5000	Timothy J. Melton, Esq. Jones Day 77 W. Wacker Drive Chicago, Illinois 60601 (312) 782-3939	David B. Harms, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  File No. 333-88646

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, $.001 par value per share	$60,720,000[1]	$4,913

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Orbitz, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-88646) declared effective on December 16, 2003 by the Securities and Exchange Commission (the "Commission"), including all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All the exhibits filed with Registration Statement No. 333-88646 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit No.	Description of Exhibit
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of KPMG LLP
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (filed on signature page of Amendment No. 2 to Registration Statement No. 333-88646)

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 16, 2003.

ORBITZ, INC.
By:	/s/ JEFFREY G. KATZ Jeffrey G. Katz Chairman of the Board of Directors, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ JEFFREY G. KATZ Jeffrey G. Katz	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2003
/s/ JOHN J. PARK John J. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2003
* Vincent F. Caminiti	Director	December 16, 2003
* Daniel P. Garton	Director	December 16, 2003
* J. Timothy Griffin	Director	December 16, 2003
* Douglas A. Hacker	Director	December 16, 2003
Scott D. Miller	Director
* Jeffery A. Smisek	Director	December 16, 2003

*By:	/s/ JEFFREY G. KATZ As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Latham & Watkins LLP
23.1	Consent of KPMG LLP
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (filed on signature page of Amendment No. 2 to Registration Statement No. 333-88646)

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EXPLANATORY NOTE
SIGNATURES